Exhibit 99.1

FOR IMMEDIATE RELEASE                 For Information Contact:
                                      Kristin Mulvihill Southey
                                      Vice President, Investor Relations
                                      (310) 255-2635
                                      ksouthey@activision.com

                                      Ashley Dyer
                                      Sr. Manager, Corporate Communications
                                      (310) 255-2548
                                      adyer@activision.com


                           ACTIVISION PROVIDES UPDATE

     Santa Monica, CA - December 14, 2005 - Activision, Inc. (Nasdaq: ATVI) today announced that it expects net revenues and earnings for the third and fourth quarter and full fiscal year 2006 to be lower than the outlook previously provided by the company on November 2, 2005.

     Although there are still a number of critical selling days left in the quarter, which ends December 31, 2005, the company anticipates that earnings will be significantly lower than the outlook previously provided. The company has noted the following factors in its assessment of market conditions and the reasons for the changes in performance expectations:

     o While a number of the company's products are outperforming the competition in the marketplace, overall the company's portfolio of products are not selling as well as had been anticipated. The company expects lower than anticipated reorders of its most profitable titles. During the quarter, the company significantly increased spending on consumer and trade activity driven in part by competitive pricing actions. As a result, the company expects that its operating results will be disproportionately affected by title and market underperformance.
     o Videogame hardware and software market conditions in the U.S and Europe are weaker than expected. For the October/November period, U.S. software sales were down 20%, as measured by NPD FunWorld, and sales in the month of December are tracking below company expectations. The company has also seen similar trends in the European software market. The weakness in the U.S. and European markets is believed to be driven by an accelerated shift in consumer demand away from current generation hardware and software due to the introduction of new hardware as well as declines in consumer spending.

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     The company's fourth quarter will also be negatively impacted by the factors listed above and lower than expected catalogue sales.

     "Even though we have not yet completed the quarter and there is still uncertainty as the holiday season unfolds, we wanted to provide an update with regard to market conditions and the performance of our portfolio of products as a whole. For the quarter, we still expect to generate significant revenues; however, we are disappointed that our earnings performance will come in substantially below our previous outlook," stated Michael Griffith, President and CEO of Activision Publishing, Inc.

     "The midterm market conditions will continue to pose challenges, but we believe we are well positioned to benefit from the long-term positive fundamentals of the videogame business, as we have over the last thirteen years. We recently renewed several high-profile intellectual property licenses for the long term including Spider-Man(TM), X-men(TM) and Shrek. We also have the #1 rated and best selling title on the Xbox 360(TM), Call of Duty 2. We believe the combination of high quality intellectual properties and strong development talent should have a positive impact on our future performance."

     The company currently expects to report its final results for the third quarter in late January.

     Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

     Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

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Note: The statements made in this press release that are not historical facts are "forward-looking" statements. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements.

Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities.

These important factors and other factors that potentially could affect the company's financial results are described in our filings with the Securities and Exchange Commission, including the company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers of this press release are referred to such filings. The company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the company's assumptions or otherwise. The company undertakes no obligation to release publicly any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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